Exhibit 5.0
                         Opinion of Klarman & Associates

                              Klarman & Associates
                                Attorneys at Law
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200
                                    --------
                                    Facsimile
                                 (925) 830-8821
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
David S. Klarman*                                                                                14 East 60th Street, Suite 402
   -------                                                                                       New York, New York 10022
Marie Elena Cocchiaro**                                                                          (212) 750-7500 (phone)
F. Jay Faustini, admission pending                                                               (212) 688-1797 (fax)

*Licensed also in NY
**Licensed in NY, NJ, PA, and MD only
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                                                              September 25, 1998

Securities and Exchange Commission
Washington DC 20549

         Re:      Play Co. Toys & Entertainment Corp.
                  Registration Statement on Form S-3
                  File No. 333-

Ladies and Gentlemen:

         As counsel to Play Co. Toys & Entertainment Corp. (the "Registrant"), with respect to the above Registration Statement on Form S-3 relating to the registration of up to an aggregate 450,000 shares of Common Stock (all of which are issuable upon the exercise of options) and 750,000 shares of Series E Preferred Stock (700,000 of which are issuable upon the exercise of options) to be sold by certain Selling Securityholders, I have examined the Certificate of Incorporation and By-Laws of the Registrant, as amended through the date hereof, and such other materials as I have deemed pertinent, and it is my opinion (i) that the 50,000 shares of Series E Preferred stock, when issued against payment therefor, will be legally issued, fully paid, and non-assessable; and (ii) that the 450,000 shares of Common Stock and the 700,000 shares of Series E Preferred Stock, when issued and paid for in accordance with the terms of the option agreements respective thereto, will be legally issued, fully paid, and non-assessable.

         I consent to the use of this opinion as an exhibit to said Registration Statement on Form S-3 and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                     Very truly yours,

                                                     /s/ David S. Klarman
                                                     David S. Klarman